Exhibit 99.3

DYCOM

The people connecting America®

Non-GAAP Reconciliations
Q4 2024

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from an acquired business[1]	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline) %
Quarter Ended					GAAP - %	Non-GAAP - Organic %
January 27, 2024	$952.5	$(57.5)	$—	$895.0	3.8%	(2.5)%
January 28, 2023	$917.5	$—	$—	$917.5

October 28, 2023	$1,136.1	$(45.2)	$—	$1,090.9	9.0%	4.6%
October 29, 2022	$1,042.4	$—	$—	$1,042.4

July 29, 2023	$1,041.5	$—	$—	$1,041.5	7.1%	7.1%
July 30, 2022	$972.3	$—	$—	$972.3

April 29, 2023	$1,045.5	$—	$—	$1,045.5	19.3%	19.3%
April 30, 2022	$876.3	$—	$—	$876.3

January 28, 2023	$917.5	$—	$—	$917.5	20.5%	20.5%
January 29, 2022	$761.5	$—	$—	$761.5

October 29, 2022	$1,042.4	$—	$—	$1,042.4	22.1%	22.1%
October 30, 2021	$854.0	$—	$—	$854.0

July 30, 2022	$972.3	$—	$—	$972.3	23.5%	23.5%
July 31, 2021	$787.6	$—	$—	$787.6

April 30, 2022	$876.3	$—	$—	$876.3	20.5%	21.1%
May 1, 2021	$727.5	$—	$(3.9)	$723.6

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Non-GAAP - Organic Revenues	Growth (Decline) %
Quarter Ended				GAAP - %	Non-GAAP - Organic %

Charter Communications
January 27, 2024	$70.3	$(33.3)	$36.9	326.6%	124.3%
January 28, 2023	$16.5	$—	$16.5

Top 5 Customers[2]
January 27, 2024	$558.6	$(33.3)	$525.2	(7.4)%	(13.0)%
January 28, 2023	$603.5	$—	$603.5

All Other Customers (excluding Top 5 Customers)
January 27, 2024	$393.9	$(24.1)	$369.8	25.5%	17.8%
January 28, 2023	$314.0	$—	$314.0

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	January 27, 2024	January 28, 2023
Net income	$23,418	$24,809
Interest expense, net	15,002	11,561
Provision for income taxes	8,357	7,074
Depreciation and amortization	45,306	36,745
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	92,083	80,189
Gain on sale of fixed assets	(4,618)	(2,768)
Stock-based compensation expense	6,217	5,654
Non-GAAP Adjusted EBITDA	$93,682	$83,075
Non-GAAP Adjusted EBITDA % of contract revenues	9.8%	9.1%

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amount represents contract revenues from an acquired business that was not owned for the full period in both the current and comparable prior periods.
2 Top 5 Customers included Lumen, AT&T, Comcast, Charter, and Verizon for the quarter ended January 27, 2024 and AT&T, Lumen, Comcast, Frontier, and Verizon for the quarter ended January 28, 2023.